Exhibit 99.4

CONSENT TO REFERENCE IN PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS

January 19, 2024

Learn SPAC HoldCo, Inc. (the “Company”) is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such Registration Statement as a future member of the board of directors of the Company.

Sincerely,

By:	/s/ Michael Otworth
Name:	Michael Otworth